United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2012

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)
Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On March 5, 2012, Shuffle Master International, Inc., a Nevada corporation (the “Company”) and wholly-owned subsidiary of the registrant, entered into a Share Sale and Transfer Agreement (the “Agreement”) with bwin.party services (Austria) GmbH, a limited liability company incorporated and existing under the laws of Austria (“Seller”).

The Agreement provides the terms and conditions pursuant to which Seller shall sell to the Company and the Company shall purchase from Seller all of the issued and outstanding shares (the “Shares”) of Ongame Network Ltd., a limited liability company incorporated and existing under the laws of Gibraltar (“Ongame”).  The Company’s obligations under the Agreement are guaranteed by the registrant and the Seller’s obligations under the Agreement are guaranteed by bwin.party digital entertainment plc.

As a result of the transfer of the Shares, the Company will indirectly acquire the subsidiaries of Ongame, including Ongame Services AB, a limited liability company incorporated and existing under the laws of Sweden, Ongame Markets AB, a limited liability company incorporated and existing under the laws of Sweden, and Ongame Markets Malta Plc, a limited liability company incorporated and existing under the laws of Malta.  The transfer of the Shares will take place with effect as of the closing of the transaction (the “Closing”).  At the Closing, as consideration for the Shares, the Company shall pay to Seller EUR 19,500,000 in cash, subject to working capital and net debt adjustments both at the Closing and, if necessary, pursuant to a post-Closing adjustment procedure.

As additional consideration for the Shares, the Company shall pay Seller the following additional consideration (the “Contingent Consideration”) if and only if, on or before 1,826 days following the closing date of the acquisition, the federal government of the United States or the state government of any of the United States authorizes any person or entity to commence the offering of real money online poker play to members of the general public residing in the United States and such person or entity has commenced operations of such online poker play (the “Triggering Event”):

Period in which Triggering Event occurs:	Contingent Consideration
On or before 730 days following the closing date	EUR 10,000,000
On or after 731 days following the closing date and on or before 1,095 days following the closing date	EUR 7,000,000
On or after 1,096 days following the closing date and on or before 1,461 days following the closing date	EUR 5,000,000
On or after 1,462 days following the closing date and on or before 1,826 days following the closing date	EUR 3,000,000

The Agreement contains customary representations and warranties of the parties, some of which are qualified by materiality or knowledge standards. Certain representations and warranties of Seller have been further qualified by disclosures in a separate disclosure letter delivered to the Company. The parties’ representations and warranties were made as of the date of the Agreement, must remain materially accurate through the date of the Closing and, with certain exceptions, shall also be made as of the date of the Closing.  Certain of the representations and warranties expire after 18 months following the Closing and certain other representations and warranties survive indefinitely.  The Company is entitled to indemnification from Seller for breach of the representations and warranties of Seller.  The Company’s indemnification remedy with respect to certain representations and warranties is limited to 20% of the consideration paid, the Company’s indemnification remedy with respect to certain other representations and warranties is limited to 50% of the consideration paid and the Company’s indemnification remedy with respect to certain other representations and warranties is limited to 100% of the consideration paid.  For many breaches of representations and warranties, the Company is not entitled to indemnification remedies until after the Company has suffered losses in excess of EUR 125,000, after which time the Company is entitled to indemnification for all losses suffered.  For certain other breaches of representations and warranties, there is no threshold of losses required before the Company is entitled to indemnification.

The Agreement contains a number of covenants to be observed prior to the Closing, including:  the efforts of the parties to obtain all required regulatory approvals and third party consents and satisfy all conditions precedent to Closing, the Company’s continued access to books and records and other information regarding Ongame, Seller’s obligation to refrain from certain activities in pursuit of any alternative transaction other than sale of the Shares to the Company pursuant to the Agreement, and Seller’s obligations regarding Ongame’s tax obligations.

The Agreement also contains customary restrictions on the conduct of Ongame’s business from the date of the Agreement to the earlier of the termination of the Agreement or the Closing. The Agreement also contains certain other agreements of the parties, which include, among other things: the Company’s obligation to procure that the directors of Ongame file the relevant documents with the Registrar of Companies in Gibraltar to record the Company’s purchase of the Shares, Seller’s agreement not to use business customer data to solicit customers of Ongame and its subsidiaries, and Seller’s agreement not to solicit employees of Ongame and its subsidiaries for a period of two years following the date of the Closing.

The Closing is subject to a number of conditions related to, among other things, the continued material accuracy of the parties’ representations and warranties; the performance of, and compliance with, all covenants in the Agreement; the execution and delivery of ancillary documents; obtaining the various third party and governmental approvals and consents required by the Agreement; and the absence of the occurrence of any events that constitute a material adverse change affecting Ongame.

The Agreement will expire unless the Closing has occurred within nine months of execution of the Agreement. Either the Company or Seller may terminate the Agreement at any time prior to the Closing upon the other party’s uncured material breach of any covenant under the Agreement.  Additionally, the Company may terminate the Agreement at any time prior to the Closing upon a material adverse change affecting Ongame or if the concerns of any applicable gaming regulatory authority over the Company’s relationship with Seller, Ongame or any individuals associated with Ongame cannot be addressed in a manner that permits the Company from consummating the purchase of the Shares and continuing the operations of Ongame without jeopardizing any of the Company’s or Ongame’s gaming licenses or regulatory approvals.

The Agreement is governed by Austrian law and provides for resolution of disputes before the International Chamber of Commerce in Vienna, Austria.

On March 5, 2012, the Company issued a press release announcing the execution of the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document

99.1	Press Release announcing the execution of the Share Sale and Transfer Agreement, dated as of March 5, 2012, by and between Shuffle Master, Inc. and bwin.party services (Austria) GmbH

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: March 8, 2012

/s/ MICHAEL GAVIN ISAACS
Michael Gavin Isaacs
Chief Executive Officer